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                                                                      EXHIBIT 16

                   LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

                            {Letterhead of Auditors]


November 16, 2000

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

We would like to inform you that we have read the disclosures provided by Quest Net Corp. (Commission Number 000-24447) in its filing of form 8-K dated on or about November 2, 2000 and that there are no disagreements regarding the statements made under Item 4-Changes in Registrant's Certifying Accountant.

Sincerely,

/s/ Cordovano and Harvey, P.C.